Exhibit 10.08

RBC Bank	Hazardous Substances Indemnity Agreement

THIS HAZARDOUS SUBSTANCES INDEMNITY AGREEMENT (“Agreement”), entered into as of October 31, 2011, by GES — PORT CHARLOTTE LLC (“Borrower”), with a mailing address 16810 Kenton Drive, Suite 240, Huntersville, North Carolina 28078  and LIME ENERGY CO. and LIME ENERGY ASSET DEVELOPMENT, LLC (whether one or more, “Principal”) with a mailing address of 16810 Kenton Drive, Suite 240, Huntersville, NC 28078, jointly and severally (Borrower and Principal, individually and collectively, sometimes referred to herein as “Indemnitors” and sometimes as “Indemnitor”), to and in favor of RBC BANK (USA), with a mailing address of Post Office Box 1220, Rocky Mount, North Carolina 27802-1220 (“Bank”).

Borrower has obtained a loan or loans from Bank in the aggregate principal amount of Three Million Six Hundred Thousand Dollars ($3,600,000) (whether one or more, “Loan”), which Loan is evidenced by one or more promissory notes, instruments or other evidences of indebtedness (individually and collectively, the “Obligations”).

The Obligations are secured by one or more deeds of trust, security deeds, deeds to secure debts, trust deeds, mortgages or other security instruments (collectively, the “Mortgage”) from Borrower or a party in support of Borrower, as grantor, for the benefit of Bank, encumbering the real and personal property as therein described (“Mortgaged Property”) and by other documents, instruments and agreements from Borrower to Bank (the Obligations, the Mortgage and such other documents, instruments and agreements, as the same may from time to time be amended, modified, consolidated, renewed, extended, substituted and replaced, being collectively referred to herein as the “Loan Documents”).

As a condition to advancing the funds under the Obligations, Bank has required that Indemnitors indemnify Bank with respect to hazardous wastes on, in, under or affecting the Mortgaged Property as herein set forth.

NOW, THEREFORE, to induce Bank to advance the sums to Borrower and otherwise perform as required by the Obligations and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby covenant and agree with and for the benefit of Bank as set forth in the paragraphs set forth below.

Indemnity

Indemnitors hereby assume liability for, and hereby agree to pay, protect, defend (at trial and appellate levels) with attorneys, consultants and experts acceptable to Bank, and save harmless Bank from and against, and hereby indemnify Bank from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements and expenses of any kind and of any nature whatsoever (including reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling and prosecuting any claim, litigation and proceeding) (individually and collectively “Expenses”) which may at any time be imposed upon, incurred by and awarded against either or both the Bank or the Mortgaged Property, and arising directly or indirectly from or out of any one or more of the following: (1) the violation of any local, state or federal law, regulation, ordinance, rule, order, directive, guideline or advisory opinion pertaining to environmental regulation, contamination or clean-up (collectively, “Environmental Laws”), including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq. and 40 CFR §302.1 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §251 et seq. and 40 CFR §116.1 et seq.), and the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), and the regulations promulgated pursuant to said laws, all as amended, relating to or affecting the Mortgaged Property, whether or not caused by or within the control of Indemnitors; (2) the presence, release or threat of release of any hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including asbestos, polychlorinated biphenyls, petroleum products, lead based paints, flammable products, explosives, radioactive materials or substances, biological materials or substances, chemical materials or substances, mold, spores or other fungi, radon, infectious substances or raw materials which include hazardous or harmful constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”), on, in, under or affecting all or any portion of the Mortgaged Property or any surrounding areas, regardless of whether or not caused by or within the control of Indemnitors; (3) the failure by Indemnitors to comply fully with the terms and conditions of this Agreement; (4) the breach of any representation or warranty contained in this Agreement; or (5) the enforcement of this Agreement, including the cost of assessment, containment and removal of any and all Hazardous Substances from all any portion of the Mortgaged Property and any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Mortgaged Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of the Mortgaged Property or any surrounding areas.  NOTWITHSTANDING ANYTHING SET FORTH HEREIN TO THE CONTRARY, THE AGGREGATE JOINT AND SEVERAL LIABILITY OF THE PRINCIPAL UNDER THIS AGREEMENT, AND WITH RESPECT TO THE GUARANTY OF PRINCIPAL DESCRIBED IN THE CONTINUING GUARANTY AGREEMENT OF EVEN DATE HEREWITH BY PRINCIPAL IN FAVOR OF BANK, SHALL NOT EXCEED THE LIMITED $ GUARANTY AMOUNT SET FORTH IN SUCH CONTINUING GUARANTY AGREEMENT, AS AMENDED FROM TIME TO TIME.

Representations and Warranties

Indemnitors hereby represent and warrant to and covenant and agree with Bank as follows: (1) to the best of Indemnitors’ knowledge, information and belief, the Mortgaged Property is not in direct or indirect violation of any Environmental Law; (2) no Hazardous Substances (other than effluent from the biogas clean system, which is acidic prior to neutralization by Borrower and may be deemed hazardous in its acidic state) are located on or have been handled, generated, stored, processed or disposed of on or released or discharged from the Mortgaged Property (including underground contamination) except for those substances used by Borrower in the ordinary course of its business and used and stored in compliance with all Environmental Laws; (3) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances; (4) there are no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances on the Mortgaged Property; (5) Indemnitors have received no notice of, and to the best of Indemnitors’ knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Mortgaged Property nor do Indemnitors know of any basis for such a claim; and (6) Indemnitors have received no notice that, and to the best of Indemnitors’ knowledge and belief, there has been no claim by any party that any use, operation or condition of the Mortgaged Property has caused any nuisance or any other liability or adverse condition on any other property nor do Indemnitors know of any basis for such a claim.

Covenants of Indemnitors

Care of Mortgaged Property. Indemnitors will keep or cause the Mortgaged Property to be kept free from Hazardous Substances (except those substances used by Borrower in the ordinary course of its business and in compliance with all Environmental Laws and used and stored in compliance with all Environmental Laws), will not install or use any underground storage tanks, will expressly prohibit the use, generation, handling, storage, production, processing or disposal of Hazardous Substances by any tenants of space in the improvements located on the Mortgaged Property (“Improvements”), and, without limiting the generality of the foregoing, during the term of this Agreement, will not install in the Improvements or permit to be installed in the Improvements asbestos or any substance containing asbestos.

Notification of Adverse Event. Indemnitors will immediately notify Bank should Indemnitors, or any of them, become aware of:  (1) any Hazardous Substances, or other potential environmental problem or liability, with respect to the Mortgaged Property; (2) any lien, action or notice affecting the Mortgaged Property or Borrower resulting from any violation or alleged violation of Environmental Laws; (3) the institution of any investigation, inquiry or proceeding concerning Borrower or the Mortgaged Property pursuant to any Environmental Law or otherwise relating to Hazardous Substances; or (4) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Agreement incorrect in any respect if made at the time of such discovery.

Clean-up of Contamination. Indemnitors will, promptly and when and as required and regardless of the source of the contamination, at their own expense, take all actions as may be necessary or advisable for the clean-up of any and all portions of the Mortgaged Property or other affected property, including all investigative, monitoring, removal, containment or remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Bank), and will further pay or cause to be paid, at no expense to Bank, all clean-up, administrative or enforcement costs of applicable governmental agencies which may be asserted against the Mortgaged Property. In the event Indemnitors fail to do so, Bank may cause the Mortgaged Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws and any cost incurred in connection therewith will be included in Expenses and will be paid by Indemnitors in accordance with the terms of this Agreement. In furtherance of the foregoing, Indemnitors hereby grant to Bank access to the Mortgaged Property and an irrevocable license to remove any items deemed by Bank to be Hazardous Substances and to do all things Bank may deem necessary to bring the Mortgaged Property into conformance with Environmental Laws.

Inspection and Audit of Mortgaged Property. Upon the request of Bank, after the occurrence and during the continuance of a default under this Agreement or any of the Loan Documents or at such other time as Bank has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on or around the Mortgaged Property or that the Mortgaged Property may be in violation of the Environmental Laws, Indemnitors will provide, at Indemnitors’ sole expense, an inspection or audit of the Mortgaged Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Bank indicating the presence or absence of Hazardous Substances on the Mortgaged Property or an inspection or audit of the improvements that are a part of the Mortgaged Property prepared by an engineering or consulting firm approved by Bank indicating the presence or absence of friable asbestos or substances containing asbestos on the Mortgaged Property. If Indemnitors fail to provide such inspection or audit within thirty (30) days after such request, Bank may order the same, and Indemnitors hereby grant to Bank access to the Mortgaged Property and an irrevocable license to undertake such inspection or audit. The costs and expenses of such inspection or audit will be included in Expenses and will be paid by Indemnitors in accordance with the terms of this Agreement.

Indemnification Procedures

Assumption of Defense. If any action is brought against Bank based upon any of the matters for which Bank is indemnified hereunder, Bank will notify Indemnitors in writing thereof and Indemnitors will promptly assume the defense thereof, including the employment of attorneys acceptable to Bank and the negotiation of any settlement; provided, however, that any failure of Bank to notify Indemnitors of such matter will not impair or reduce the obligations of Indemnitors hereunder. Bank will have the right, at the expense of Indemnitors (which expense will be included in Expenses), to employ separate attorneys in any such action and to participate in the defense thereof. In the event Indemnitors fail to discharge or undertake to defend Bank against any claim, loss or liability for which Bank is indemnified hereunder, Bank may, at its sole option and election, defend or settle such claim, loss or liability. The liability of Indemnitors to Bank hereunder will be conclusively established by such settlement, provided such settlement is made in good faith, the amount of such liability to include both the settlement consideration and the costs and expenses incurred by Bank in effecting such settlement. In such event, such settlement consideration, costs and expenses will be included in Expenses and Indemnitors will pay the same as herein provided. Bank’s good faith in any such settlement will be conclusively established if the settlement is made on the advice of independent legal attorneys for Bank.

Settlement of Claims. Indemnitors will not, without the prior written consent of Bank: (1) settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Bank of a full and complete written release of Bank (in form, scope and substance satisfactory to Bank in its sole discretion) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (2) settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect Bank or obligate Bank to pay any sum or perform any obligation as determined by Bank in its sole discretion.

Payment of Expenses. All Expenses will be immediately payable or reimbursable to Bank when and as incurred and, in the event of any litigation, claim or other proceeding, without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceeding, and Indemnitors will pay to Bank any and all Expenses within fifteen (15) days after written notice from Bank itemizing the amounts thereof incurred to the date of such notice. In addition to any other remedy available for the failure of Indemnitors to periodically pay such Expenses, such Expenses, if not paid within said fifteen (15) day period, will bear interest at the highest contract rate of interest prescribed in the Obligations.

Reinstatement of Expenses. If at any time all or any part of any payment made by Indemnitors, or received by Bank from Indemnitors under or with respect to this Agreement, is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of either Indemnitor), then the obligations of Indemnitors hereunder will, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Indemnitors, or receipt of payment by Bank, and the obligations of Indemnitors hereunder will continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Indemnitors had never been made.

General Provisions

Indemnitors’ are jointly and severally liable to Bank under this Agreement. Indemnitors’ representations and warranties will be deemed continuing individual and collective representations and warranties.

Indemnitors represent and warrant to Bank that this Agreement does not conflict with or otherwise violate, either in whole or in part, any agreement to which Indemnitors are a party or any agreement by which Indemnitors are bound or to which Indemnitors are subject.

Indemnitors acknowledge that: (1) Indemnitors benefit from the Obligations; (2) Indemnitors are familiar with Borrower and its business; and (3) Bank has not made any representations to Indemnitors relative to any of the Obligations or any person, or any person’s business, that is now or that may in the future be obligated on any of the Obligations, including Borrower or any other guarantor, accommodation party or supporting obligor. Indemnitors agree Bank has no responsibility for keeping Indemnitors informed regarding Borrower’s financial condition or that of any other person.

Indemnitors agree this Agreement does not terminate, supersede or substitute for any existing indemnifications, guaranties or other supporting obligations from Indemnitors or any other persons to Bank.

Indemnitors agree to furnish Bank all financial information or other information Indemnitors may be required to provide Bank under any of the Loan Documents and to furnish Bank any other information as Bank may from time to time request. Indemnitors agree to abide by, remain in compliance with and otherwise fully and timely perform all of the terms, provisions, covenants and agreements in any of the Loan Documents that may now or in the future be applicable to or otherwise binding upon Indemnitors or any of their respective properties, including any financial covenants, reporting requirements and covenants limiting disposition of assets or a change in control.

Indemnitors agree their obligations under this Agreement are not dependent upon any other person indemnifying or continuing to indemnify Bank relative to any of the matters to which this Agreement applies or relates.

Indemnitors agree that their liability under this Agreement will not be limited, diminished or extinguished, in whole or in part, by, and that their consent will not be required relative to, any changes to, or any acts or inactions on Bank’s part or any other person’s part with respect to, any one or more of the following: (1) Borrower; (2) any of the Obligations; (3) any of the Loan Documents; (4) any indemnitor, guarantor or other supporting obligor of any or all of the Obligations or any of the matters to which this Agreement applies or relates; (5) any property, or any liens or security interest therein or thereon, now or in the future securing this Agreement, any or all of the Obligations or any other indemnifications, guaranties or supporting obligations; or (6) any property, or any liens or security interest therein or thereon, now or in the future securing this Agreement, any or all of the Obligations or any other indemnifications, guaranties or supporting obligations. Indemnitors agree that their liability under this Agreement will not be limited, diminished or extinguished, in whole or in part, by the unenforceability or invalidity of any of the Obligations as to Borrower or any other person, or the unenforceability or invalidity of any other indemnifications, guaranties or other supporting obligations for any of the matters to which this Agreement applies or relates.

Indemnitors waive presentment, demand, protest, notice of dishonor and any other notices to which Indemnitors may otherwise be entitled. Indemnitors agrees that until the Obligations are paid and satisfied in full and Indemnitors’ liability under this Agreement is fully satisfied and discharged in accordance with the terms of this Agreement, Indemnitors will not have, and Indemnitors waive, any claim of subrogation, reimbursement, exoneration, contribution and indemnity with respect to this Agreement, the Obligations, Borrower and any other person obligated on the Obligations. Indemnitors waives any defenses or benefits of a surety, accommodation party or other supporting obligor to which Indemnitors may be entitled by statute or otherwise at law or in equity, including (1) any defenses or benefits relating to or arising from release, estoppel, election of remedies, rights to appraisal or marshalling of assets, (2) any defenses or benefits relating to or arising under judicial or non-judicial collection or foreclosure laws or procedures, or under any anti-deficiency laws, and (3) the right to appear, be scheduled or otherwise treated as a “creditor” in any federal or state bankruptcy or insolvency proceeding and any defenses or benefits relating to or arising under any federal or state bankruptcy, insolvency or debtor relief laws.

Indemnitors agree that until the Obligations are paid in full, unless Bank agrees otherwise in writing: (1) Indemnitors will not receive payment on any indebtedness owed by Borrower to Indemnitors, or withdraw capital invested by it in Borrower, or otherwise receive any distributions from Borrower except as permitted by the Loan Agreement; (2) to the extent Indemnitors receives any payments, withdrawals or other distributions from Borrower in violation of the Loan Agreement, the same will be deemed received by Indemnitors in trust for the benefit of Bank and, upon demand for payment thereof by Bank, will be paid to Bank for application by Bank against the Obligations; (3) all Indemnitors’ present and future claims against Borrower or Borrower’s property, including claims for money owed under promissory notes and other evidences of indebtedness, and any liens or security interests securing such claims, will be subordinate in all respects to Bank’s present and future claims against Borrower and Borrower’s property, and all liens and security interests securing such claims, except as otherwise permitted by the Loan Agreement; and (4) Indemnitors will not foreclose on or otherwise enforce through either judicial or non-judicial proceedings any liens or security interests securing any of Indemnitors’ present or future claims against Borrower or Borrower’s property.

If Bank is required to return or repay any payments made under this Agreement by Indemnitors or any other person, Indemnitors agrees the obligations intended to be satisfied by such returned or repaid payments will be revived and continued in full force and effect as if said returned or repaid payments had not been made, and that this Agreement will continue to be effective or reinstated, as the case may be, as to such returned or repaid payments.

Time is of the essence for the performance of all of Indemnitors’ covenants and agreements set forth in this Agreement, including its payment obligations under this Agreement. If Indemnitors fails to pay any amount owing under this Agreement as and when due or otherwise breaches any of its representations, warranties, covenants or other agreements hereunder, Bank may, without prior notice to Indemnitors or any other person, exercise or otherwise pursue any and all rights and remedies available to Bank under this Agreement, any of the Loan Documents, at law or in equity, including acceleration of payment or performance obligations.

Indemnitors agree to pay to Bank, on Bank’s demand, all costs and expenses incurred by Bank in connection with enforcement of Bank’s rights and remedies under this Agreement.

Except as provided herein to the contrary, all notices hereunder will be deemed given when mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth above, provided either Indemnitors or Bank may, by written notice to the other, designate a different address where communications should be sent.

This Agreement will be governed by the substantive laws of the State of Georgia, excluding, however, the conflict of law and choice of law provisions thereof. If any provision of this Agreement will be prohibited or invalid under such law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

To the extent permitted by law, Indemnitors waives any right to a trial by jury in any action arising from or related to this Agreement or any of the Obligations.

This Agreement will apply to and bind Indemnitors’ heirs, successors and assigns. At any time or times and without notice to Indemnitors or any other person, but in accordance with the terms of the Loan Agreement, but in accordance with the terms of the Loan Agreement, , Bank may sell one or more participations in any of the Obligations and may assign this Agreement and any of the Loan Documents in whole or in part; and, this Agreement will apply to, be binding upon and inure to the benefit of each one of and all of Bank’s participants, successors and assigns, including any agent that may administer or service any of the Obligations for any holder of this Agreement or any of the Loan Documents, or any participants.

Bank may make such credit investigations and other investigations regarding Indemnitors as Bank deems necessary or appropriate, including any investigations as may be necessary or advisable under applicable law. Unless otherwise prohibited by applicable law, Bank may disclose financial and other information concerning Indemnitors to any person, including any of the following: governmental agencies; credit bureaus and other similar persons; Indemnitors’ other creditors or prospective creditors; Bank’s authorized representatives and any administrative or servicing agents, and to Bank’s respective affiliates and their respective authorized representatives and any administrative or servicing agents; any participant or prospective participants, and to any assignee or prospective assignee, of the Obligations or any part or parts thereof, and the authorized representatives and any administrative or servicing agents for such persons.

In this Agreement: (1) “Expenses” will include any diminution in the value of the security afforded by the Mortgaged Property or any future reduction of the sales price of the Mortgaged Property by reason of any matter set forth in the Section of this Agreement entitled “Indemnity”; (2) the singular includes the plural and vice versa; (3) words in the neuter gender include any gender; (4) “including” means “including but not limited to”; (5) “and” may have a joint meaning or a several meaning and “or” may have an inclusive meaning or an exclusive meaning; (6) the word “all” includes “any” and the word “any” includes “all”; (7) words importing “persons” will include individuals as well as corporations and other organizations; (8) the phrase “costs and expenses” includes the reasonable fees of attorneys and other service providers, including those incurred in connection with and during the pendency of any reorganization, receivership, insolvency or bankruptcy, and will include intangible personal property taxes, documentary stamp taxes, excise taxes and other similar taxes; and, (9) terms that are not defined in this Agreement but are defined in any of the other Loan Documents will have the meaning given to such terms in the Loan Documents in which such terms are defined, and the rules on usage of terms contained in the other Loan Documents will apply to this Agreement.

This Agreement constitutes the entire agreement between the Bank and Indemnitors with respect to this indemnification. Any modification of this Agreement and any waiver of Bank’s rights or remedies under this Agreement must be through a writing executed by an authorized representative of Bank in order for the modification or waiver to be enforceable against Bank. When requested by Bank for any reason, including to comply with any requirements of law, Indemnitors will re-confirm, in writing, to Bank, its continuing liability and obligation under this Agreement, such written re-confirmation to be in such form as Bank may require, including a statement of re-confirmation or a substitute or replacement guaranty.

The indemnity in this Agreement will specifically not include any costs relating to Hazardous Substances which are initially placed on, in or under the Mortgaged Property after final completion of foreclosure or other taking of title to the Mortgaged Property by Bank, unless placed thereon or therein by or on behalf of Indemnitors.

This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which will be taken to be one and the same instrument.

Anti-Money Laundering

Indemnitors represents and warrants to Bank as follows: (1) Indemnitors is not a person whose property or interest in property is blocked or subject to blocking pursuant to any laws of the U.S.; (2) Indemnitors is not a person on the list of Specially Designated Nationals and Blocked Persons and Indemnitors is not subject to any limitations or prohibitions under any regulations or orders of the U.S. Department of Treasury’s Office of Foreign Assets Control; and (3) Indemnitors is in compliance with and does not engage in any dealings or transactions prohibited by any laws of the U.S., including the USA Patriot Act, the Trading with the Enemy Act or the U.S. Foreign Corrupt Practices Act of 1977, all as amended.

[Signatures are on the following page]

EXECUTED under SEAL by the undersigned as of the day and year first above stated.

GES — PORT CHARLOTTE, LLC
By: Lime Energy Asset Development, LLC, its sole member and manager

		By:	/s/ Jeffrey Mistarz	(SEAL)
Name: Jeffrey Mistarz
Title: Treasurer

WITNESS/ATTEST:	LIME ENERGY ASSET DEVELOPMENT, LLC

/s/ David Asplund	By:		/s/ Jeffrey Mistarz	(SEAL)
Jeffrey R. Mistarz
Treasurer

WITNESS/ATTEST:	LIME ENERGY CO.

/s/ David Asplund	By:		/s/ Jeffrey Mistarz	(SEAL)
Jeffrey R. Mistarz
Chief Financial Officer